                                                                   EXHIBIT 10.12

                                                                  Execution Copy


                           ASSET PURCHASE AGREEMENT

                                By and Between

                         SAVOIR TECHNOLOGY GROUP, INC.

                                      AND

                             UNIDIRECT CORPORATION






                                 May 15, 1998

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE 1    DEFINITIONS.................................................    1

ARTICLE 2    PURCHASE AND SALE; CLOSING..................................    1
     2.1     Purchase and Sale of Assets.................................    1
     2.2     Assumption of Liabilities...................................    2
     2.3     Excluded Assets.............................................    2
     2.4     Purchase Price..............................................    3
     2.5     Closing Date................................................    3
     2.6     Escrow of Funds.............................................    3
     2.7     Tax Treatment...............................................    3
     2.8     Accounting Treatment........................................    3

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF UDC.......................    3
     3.1     Organization................................................    4
     3.2     Authority...................................................    4
     3.3     Purchased Assets/Assumed Liabilities Statements.............    4
     3.4     Business Changes............................................    4
     3.5     Taxes.......................................................    5
     3.6     Compliance with Law.........................................    6
     3.7     Litigation..................................................    6
     3.8     Contracts...................................................    6
     3.9     No Default..................................................    7
     3.10    Business and Customers......................................    7
     3.11    Inventories.................................................    7
     3.12    Proprietary Rights..........................................    8
     3.13    Insurance...................................................    9
     3.14    Brokers or Finders..........................................    9
     3.15    ERISA.......................................................    9
     3.16    Underlying Documents........................................    9
     3.17    Full Disclosure.............................................   10
     3.18    Accounts Payable............................................   10
     3.19    Liabilities.................................................   10

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF SVTG......................   10
     4.1     Organization................................................   10
     4.2     Authority...................................................   10
     4.3     No Conflict.................................................   11
     4.4     Brokers or Finders..........................................   11
     4.5     Business Changes............................................   11
     4.6     Full Disclosure.............................................   12
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                                      -i-
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ARTICLE 5    COVENANTS RELATING TO CONDUCT OF BUSINESS...................   12
     5.1     Conduct of Business in Normal Course........................   12
     5.2     Preservation of Business and Relationships..................   12
     5.3     Maintenance of Insurance....................................   12
     5.4     Employees and Compensation..................................   12
     5.5     No Other Bids...............................................   13

ARTICLE 6    ADDITIONAL AGREEMENTS.......................................   13
     6.1     Access to Information.......................................   13
     6.2     Legal Conditions............................................   13
     6.3     Good Faith..................................................   14
     6.4     Employee Retention and Motivation Program...................   14
     6.5     Employee Benefits...........................................   14
     6.6     Best Efforts................................................   14
     6.7     Payment of Assumed Liabilities..............................   14
     6.8     Cooperative Marketing Programs..............................   14

ARTICLE 7    CONDITIONS PRECEDENT........................................   15
     7.1     Conditions to Obligations of SVTG and UDC...................   15
     7.2     Conditions to Obligations of SVTG...........................   15
     7.3     Conditions to Obligations of UDC............................   16

ARTICLE 8    INDEMNIFICATION AND ESCROW..................................   17
     8.1     Indemnification by UDC......................................   17
     8.2     Escrow Fund.................................................   18
     8.3     Escrow Period...............................................   18
     8.4     Protection of Escrow Fund...................................   18
     8.5     Claims Upon Escrow Fund.....................................   18
     8.6     Objections to Claims........................................   19
     8.7     Resolution of Conflicts; Arbitration........................   19
     8.8     Distribution upon Termination of Escrow Period..............   20
     8.9     Escrow Agent's Duties.......................................   20
     8.10    Indemnification by SVTG.....................................   20
     8.11    Indemnification Procedure...................................   21

ARTICLE 9    PAYMENT OF EXPENSES.........................................   22

ARTICLE 10   TERMINATION, AMENDMENT AND WAIVER...........................   22
     10.1    Termination.................................................   22
     10.2    Effect of Termination.......................................   22
     10.3    Amendment...................................................   23
     10.4    Extension; Waiver...........................................   23

                                     -ii-
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 ARTICLE 11  GENERAL.....................................................   23
     11.1    Notices.....................................................   23
     11.2    Headings....................................................   24
     11.3    Entire Understanding........................................   24
     11.4    Counterparts................................................   24
     11.5    Binding Nature..............................................   24
     11.6    Applicable Law..............................................   24
     11.7    Attorneys' Fees.............................................   24

                                   EXHIBITS
                                   --------

Exhibit A                Escrow Agreement
Exhibit B                Disclosure Schedule
Exhibit C                Promissory Note
Exhibit 7.2(d)           Opinion of UDC's Counsel
Exhibit 7.2(g)           Form of Employment Agreement
Exhibit 7.2(i)           Covenant Not to Compete
Exhibit 7.3(c)           Opinion of SVTG's Counsel


                                   SCHEDULES
                                   ---------

Schedule 2.1(a)          Inventories
Schedule 2.1(b)          Intangibles
Schedule 2.1(c)          Books and Records
Schedule 2.1(d)          Permits
Schedule 2.1(e)          Programs
Schedule 2.2(a)          Accounts Payable
Schedule 2.2(b)          Contractual Liabilities
Schedule 2.7             Tax Treatment
Schedule 3.2             Authority
Schedule 3.4             Business Changes
Schedule 3.8             Contracts
Schedule 3.10            Customers
Schedule 3.11(a)         Inventory on Hand (Less than 90 days)
Schedule 3.11(b)         Inventory on Hand (Greater than 90 days)
Schedule 3.12            Proprietary Rights
Schedule 3.13            Insurance
Schedule 3.15            Benefit Plans
Schedule 3.19            Liabilities
Schedule 5.1             Conduct of Business
Schedule 5.4             Compensation
Schedule 6.8             Cooperative Marketing Programs
Schedule 7.1(d)          Third-Party Approvals
Schedule 7.2(f)          Material Adverse Change
Schedule 7.2(h)          UDC's Designated Employees

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into as of the 15th of May, 1998 by and between SAVOIR TECHNOLOGY GROUP, INC., a
                                        -----------------------------
Delaware corporation ("SVTG"), and UNIDIRECT CORPORATION, a California
                                   ---------------------
corporation ("UDC"),

                                  WITNESSETH:

     WHEREAS, SVTG desires to purchase from UDC, and UDC desires to sell to SVTG substantially all of UDC's UniDirect catalog and VarCity distribution business and related electronic software distribution software programs (collectively, the "Software Distribution Assets") and disclosed liabilities for cash and other considerations on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, SVTG and UDC agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The terms defined in this Agreement shall have their respective defined meanings whenever such terms are used in this Agreement, unless the context expressly or by necessary implication otherwise requires.


                                   ARTICLE 2

                          PURCHASE AND SALE; CLOSING
                          --------------------------

     2.1  Purchase and Sale of Assets. Subject to the terms and conditions set
          ---------------------------
forth in this Agreement, UDC agrees to sell, convey, transfer, assign, and deliver to SVTG, and SVTG agrees to purchase from UDC on the Closing Date (as defined herein), all of the following Software Distribution Assets of UDC:

          (a)  Inventories. UDC inventories relating to the Software
               -----------
Distribution Assets which are on hand as of the date of the Closing (as defined herein) listed in Schedule 2.1(a) (the "Inventories");

          (b)  Intangibles. UDC rights in, to or under any trademarks,
               -----------
copyrights, licenses, URL's and other intangibles relating to the Software Distribution Assets listed in Schedule 2.1(b);

          (c)  Books and Records. All papers and records in UDC's care, custody,
               -----------------
or control solely relating to the Software Distribution Assets and the operation thereof, including, without limitation, all purchasing and sales records, customer and vendor lists and all accounting and financial records (collectively, the "Books and Records") listed in Schedule 2.1(c), excluding any minute books, the seal and stock records of UDC;

          (d)  Permits. UDC rights in, to or under any governmental licenses,
               -------
environmental and other permits, approvals and authorizations relating to the Software Distribution Assets listed in Schedule 2.1(d); and

          (e)  Programs. All software distribution programs set forth in
               --------
Schedule 2.1(e).

     2.2  Assumption of Liabilities. The Software Distribution Assets shall
          -------------------------
be conveyed on the Closing Date to SVTG by UDC free and clear of all liabilities, obligations, liens and encumbrances, except as follows:

          (a) SVTG will assume all accounts payable disclosed in Schedule 2.2(a). Accounts payable shall not exceed acquired inventories by more than Two Hundred Thousand Dollars ($200,000);

          (b) SVTG will assume those contractual obligations relating to certain vendor relationships disclosed in Schedule 2.2(b); and

          (c) Except as set forth in this Section 2.2 and except for any continuing obligations under the accounts payable which SVTG is assuming and agrees to pay in the normal course of business and in any event not later than the twentieth (20th) day after coming due, SVTG is not assuming any debt, liability or obligation of UDC, whether known or unknown, fixed or contingent, including, without limitation, any liabilities or obligations arising out of or connected in any way with any retirement, medical, life, disability or other employee benefit plan of UDC, including liabilities under ERISA (as defined in Section 3.15 below) section 601 et seq. and section 4980B(f) of the Internal Revenue Code of 1986, as amended, that may arise in connection with this Agreement. All liabilities arising from or related to UDC's operations or UDC's ownership of the Software Distribution Assets through the Closing Date shall remain the responsibility of UDC. SVTG agrees that it will not sell goods on credit to customers whose account with UDC is more than twenty (20) days overdue, provided that UDC gives SVTG timely written notice of the overdue account.

     2.3  Excluded Assets. Notwithstanding anything herein to the contrary,
          ---------------
the Software Distribution Assets purchased by SVTG shall not include UDC's accounts receivable. "Accounts Receivable" shall mean any right of UDC to payment for products or services prior to the Closing Date and any other cash accounts receivable arising from the operation of UDC prior to the Closing Date. However, SVTG agrees to use its best efforts in assisting UDC in collecting accounts receivable relating to the Software Distribution Assets after the Closing Date. Such best efforts shall include, but shall not be limited to, SVTG's refusal to sell goods on credit to customers whose account with UDC is more than twenty

(20) days overdue, provided that UDC gives SVTG timely written notice of the overdue account.

     2.4  Purchase Price. As consideration for the purchase of the Software
          --------------
Distribution Assets, SVTG shall pay the following amounts (collectively, the "Purchase Price"):

          (a) To UDC, Two Million Nine Hundred Thousand Dollars ($2,900,000), less Three Hundred Thousand Dollars ($300,000) to be held by the escrow agent pursuant to the terms of Article 8 hereof, at Closing by wire transfer to a bank or banks designated by UDC;

          (b) To U.S. Bank Trust, N.A., as escrow agent, Three Hundred Thousand Dollars ($300,000) which shall be deposited by SVTG with the escrow agent on the Closing Date in accordance with the terms of Article 8 hereof; and

          (c) To UDC, One Million Seven Hundred Thousand Dollars ($1,700,000) pursuant to a promissory note substantially in the form attached hereto as Exhibit C.

     2.5  Closing Date. The Closing under this Agreement (the "Closing") shall
          ------------
be held on May 15, 1998 at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, at 10:00 a.m. on such date, or at such other time and place as SVTG and UDC may agree upon in writing. Such date on which the Closing is to be held is herein referred to as the "Closing Date."

     2.6  Escrow of Funds. UDC agrees that Three Hundred Thousand Dollars
          ---------------
($300,000) paid to UDC under Section 2.4(a) of this Agreement (the "Funds") will be placed in escrow, as described in Article 8 hereof, as security for indemnification as provided in Article 8 until one hundred twenty (120) days following the Closing Date. On such date, SVTG shall instruct the escrow agent to promptly deliver the remaining Funds to UDC.

     2.7  Tax Treatment. The parties intend that the purchase and sale of the
          -------------
Software Distribution Assets will be as described in Schedule 2.7.

     2.8  Accounting Treatment. The parties intend that the purchase and sale of
          --------------------
the Software Distribution Assets will be accounted for using purchase accounting.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF UDC
                     -------------------------------------
     Except as otherwise set forth in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule"), UDC represents and warrants to SVTG as of the date hereof as follows:

     3.1  Organization.  UDC is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of California, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on UDC and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2  Authority.  UDC has all requisite corporate power and authority to
          ---------
enter into this Agreement, the Escrow Agreement and the Covenant Not to Compete (collectively referred to herein as the "Collateral Agreements") and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of UDC. This Agreement and the Collateral Agreements have been duly executed and delivered by UDC, and constitutes the valid and binding obligation of UDC, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth in Schedule 3.2 and provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement and the Collateral Agreements do not or will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or the Bylaws of UDC or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to UDC or its properties or assets.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to UDC in connection with the execution and delivery of this Agreement or the Collateral Agreements by UDC or the consummation by UDC of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

     3.3  Purchased Assets/Assumed Liabilities Statements.  UDC has furnished
          -----------------------------------------------
SVTG with financial statements setting forth (i) all assets sold to SVTG and
(ii) all liabilities assumed by SVTG pursuant to Section 2.2(a) hereof (collectively, the "Purchased Assets/Assumed Liabilities Statements").

     3.4  Business Changes.  Except as set forth in Schedule 3.4, since December
          ----------------
31, 1997, except as otherwise contemplated by this Agreement or as disclosed in writing to SVTG, UDC has conducted its business relating to the Software Distribution assets only in the ordinary and usual course and, without limiting the generality of the foregoing, with respect to the Software Distribution Assets but not with respect to any other business or asset of UDC:

          (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of UDC which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of UDC, other than those changes or proposed changes set forth in Schedule 3.4.

          (b) UDC has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance in excess of Twenty-Five Thousand Dollars ($25,000), except for current liabilities in the ordinary and usual course of business.

          (c) UDC has not mortgaged, pledged, or otherwise encumbered (including any purchase money encumbrances) any of the Software Distribution Assets.

          (d) UDC has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any of the Software Distribution Assets other than inventory sold or returned in the normal course of business.

          (e) UDC has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

          (f) UDC has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.12 hereof).

     3.5  Taxes.  To the best of its knowledge, UDC has accurately and
          -----
completely filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes shown as owing on such tax returns, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by (and not contested in good faith), any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). The UDC Purchase Assets/Assumed Liabilities Statements fully accrue or reserve or will fully accrue or reserve all current and deferred Taxes. UDC is not a party to any pending action or proceeding, nor to UDC's knowledge is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. UDC is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement, and in the past five (5) years has not been included on any consolidated combined or unitary return with any other entity.

     3.6  Compliance with Law.  All material licenses, franchises, permits,
          -------------------
clearances, consents, certificates and other evidences of authority of UDC which are necessary to the conduct of UDC's business as it relates to the Software Distribution Assets ("Permits") are in full force and effect and UDC is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of UDC with respect to the Software Distribution Assets, the business of UDC with respect to the Software Distribution Assets has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.7  Litigation.  There is no claim, dispute, action, proceeding, notice,
          ----------
order, suit, appeal or investigation, at law or in equity, pending against UDC with respect to the Software Distribution Assets, or involving any of its assets or properties relating to the Software Distribution Assets, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on UDC), and none have been threatened. UDC and its officers are aware of no facts which, if known to the stockholders, directors, officers, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of UDC with respect to the Software Distribution Assets. With respect to the Software Distribution Assets, UDC is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     3.8  Contracts.  UDC has provided SVTG with a complete list in Schedule 3.8
          ---------
of each executory contract and agreement the subject of which is the Software Distribution Assets in the following categories to which UDC is a party, or by which it is bound in any respect, (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than Two Thousand Five Hundred Dollars ($2,500); (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of UDC; (g) contracts or agreements with agents, brokers, consignees, sales representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or stockholder; (i) powers of attorney or similar authorizations granted by UDC to third parties; (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which UDC is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights in the Software Distribution Assets as defined below; and (k) other material contracts.

     UDC has not entered into any contract or agreement containing covenants limiting the right of UDC to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written, oral or otherwise.

     3.9  No Default.
          ----------

          (a) Each of the contracts, agreements or other instruments referred to in Section 3.8 of this Agreement and each of the standard customer agreements or contracts of UDC relating to the Software Distribution Assets, to the best of its knowledge, is a legal, binding and enforceable obligation by or against UDC, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To UDC's knowledge, no party with whom UDC has an agreement or contract with respect to the Software Distribution Assets is in default thereunder or has breached any term or provision thereof which is material to the conduct of UDC's business.

          (b) UDC has performed, or is now performing, the obligations of, and UDC is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business with respect to the Software Distribution Assets. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of UDC, nor has UDC received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by UDC with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     3.10 Business and Customers.  Schedule 3.10 is a list of all of UDC's
          ----------------------
customers relating to the Software Distribution Assets from whom more than Two Thousand Five Hundred Dollars ($2,500) in revenues was received by UDC during the twelve (12) month period preceding the Closing Date.

     3.11 Inventories.  The inventories of the Software Distribution Assets of
          -----------
UDC consist of items of a quality and quantity usable and salable (within less than six (6) months from the date of Closing) in the normal course of the business, subject to balance sheet reserves. All inventory on hand at Closing will be set forth on the Purchased Assets/ Assumed Liabilities Statements. A summary of inventory on hand, and the values of such inventory items, as of Closing is set forth in Schedule 3.11(a). All items included in such inventories are owned by UDC and have not been held by UDC for more than ninety (90) days.
Schedule 3.11(b) is a complete list of all inventory items, and the values of such inventory items, received by SVTG, which have been held by UDC for more than ninety (90) days as of May 8, 1998. Subject to the provisions of Section 6.6 hereof, any Schedule 3.11(b) inventory items still held by SVTG one hundred twenty (120) days following the Closing Date (the "Returned Inventory"), shall be promptly returned to UDC and SVTG shall be entitled to receive from the Escrow Fund (as defined in Section 8.2 below) an amount equal to the amount at which UDC valued such Returned Inventory in Schedule 3.11(b). No items included in the Inventories have been pledged as collateral or are held by UDC on consignment from others. All the Inventories reflected in the Purchased Assets/Assumed Liabilities Statements and on the books of UDC are based on quantities determined from month-end physical count, and are valued in the Purchased Assets/Assumed Liabilities Statements at the lower of cost (first-in, first-out) or market and on a basis consistent with that of prior periods.

     3.12 Proprietary Rights.
          ------------------

          (a) Schedule 3.12(a) is a complete and accurate list of all computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by UDC with respect to the Software Distribution Assets or in which it has any rights or licenses, except for software used by UDC and generally available on the commercial market.

          (b) Schedule 3.12(b) is a complete and accurate description of all agreements of UDC relating to the Software Distribution Assets with each officer, employee or consultant of UDC providing UDC with title and ownership to patents, patent applications, trade secrets and inventions developed or used by UDC in its Software Distribution Assets business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

          (c) UDC owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto used in the business of UDC relating to the Software Distribution Assets (collectively referred to as "Proprietary Rights"), and the same are sufficient to conduct UDC's business with respect to the Software Distribution Assets as it has been and is now being conducted.

          (d) The operations of UDC with respect to the Software Distribution Assets do not conflict with or infringe, and no one has asserted to UDC that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against UDC with respect to any Proprietary Rights in the Software Distribution Assets (other than those, if any, with respect to which service of process or similar notice may not yet have been made on UDC), and, none has been threatened against UDC. To the knowledge of

UDC and the officers of UDC, there are no facts or alleged facts which would reasonably serve as a basis for any claim that UDC does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the Software Distribution Assets in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of UDC as it has been and is now being conducted with respect to the Software Distribution Assets.

          (e) To UDC's knowledge, no employee of UDC is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with UDC or any previous employer.

     3.13 Insurance.  UDC has provided SVTG with a complete list in Schedule
          ---------
3.13 of all policies of insurance relating to the Software Distribution Assets to which UDC is a party or is a beneficiary or named insured. UDC has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All such insurable properties are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of Five Thousand Dollars ($5,000) asserted under any of the insurance policies of UDC relating to the Software Distribution Assets in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation claims, nor medical claims in excess of Ten Thousand Dollars ($10,000) for the period from February 28, 1998 to the date of this Agreement that are not covered by insurance.

     3.14 Brokers or Finders.  UDC has not dealt with any broker or finder in
          ------------------
connection with the transactions contemplated by this Agreement. UDC has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.15 ERISA.  Schedule 3.15 hereto lists all employee pension benefit plans,
          -----
multi-employer plans and employee welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering active, former or retired employees of UDC. UDC has furnished to SVTG copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, options, purchase or other forms of compensation or post-retirement benefits.

     3.16 Underlying Documents.  Copies of any underlying documents listed or
          --------------------
described as having been disclosed to SVTG pursuant to this Agreement have been furnished to SVTG. All such documents furnished to SVTG are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to SVTG.

     3.17 Full Disclosure.  Any information furnished by UDC to SVTG in
          ---------------
writing pursuant to this Agreement (including the Exhibits and Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading; provided, however, that UDC shall not be held responsible for the accuracy or inaccuracy of customer sales tax identification numbers provided to SVTG.

     3.18 Accounts Payable.  Schedule 2.2(a) contains a summary of the accounts
          ----------------
payable of UDC relating to the Software Distribution Assets as of May 15, 1998 together with an accurate aging of such accounts payable. Such accounts payable arose in the normal and ordinary course of the business of UDC. Except as set forth in Schedule 2.2(a), such accounts payable are not past due and there are no collection actions currently pending with respect to such accounts payable.

     3.19 Liabilities.  Except as disclosed relating to the Software
          -----------
Distribution Assets in Schedule 3.19, there are no liabilities or obligations of any nature to which UDC relating to the Software Distribution Assets is subject, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Furthermore, UDC knows of no basis for any assertion against UDC of any such liability or obligation not fully disclosed in Schedule 3.19.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SVTG
                    --------------------------------------

     Except as contemplated by this Agreement, SVTG represents and warrants to UDC as of the date hereof as follows:

     4.1  Organization.  SVTG is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of Delaware. SVTG is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of SVTG. SVTG has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

     4.2  Authority.  SVTG has all requisite corporate power and authority to
          ---------
enter into this Agreement and the Collateral Agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements contemplated herein, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SVTG. This Agreement and the Collateral Agreements contemplated herein, have been duly executed and delivered by SVTG and constitute the valid and binding obligations of SVTG enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement and the Collateral Agreements contemplated herein, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of SVTG's Certificate of Incorporation or Bylaws, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to SVTG or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on SVTG.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to SVTG in connection with the execution and delivery of this Agreement and the Collateral Agreements contemplated herein by SVTG or the consummation by SVTG of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state commercial laws.

         4.3   No Conflict. The execution and delivery of this Agreement by SVTG
               -----------
and the performance of SVTG's obligations hereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of SVTG or any of its Subsidiaries (as defined below), or any material contract, agreement or commitment binding upon SVTG or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of SVTG; and (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over SVTG or any of its assets or properties. The consent of SVTG's lenders is required to consummate the transactions contemplated herein pursuant to the terms of its existing credit agreement. The term "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by the "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors.

         4.4   Brokers or Finders. Except for its arrangement with Alliant
               ------------------
Partners, SVTG has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Except for its arrangement with Alliant Partners, SVTG has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.5   Business Changes. Since December 31, 1997, there have been no
               ----------------
changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of SVTG which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of SVTG.

         4.6   Full Disclosure.  Any information furnished by SVTG to UDC in
               ---------------
writing pursuant to this Agreement (including the Exhibits and Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.


                                   ARTICLE 5

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

         During the period from the date hereof, and continuing until the Closing Date, unless earlier terminated in accordance with Section 10.1, UDC covenants and agrees with SVTG that:

         5.1   Conduct of Business in Normal Course. Except as disclosed in
               ------------------------------------
Schedule 5.1, UDC (relating to the Software Distribution Assets) shall carry on the business and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by UDC as of February 28, 1998. UDC relating to the Software Distribution Assets shall maintain the nature and quantities of inventories for the business in a normal and customary manner consistent with prior practice.

         5.2   Preservation of Business and Relationships.  UDC shall use its
               ------------------------------------------
best efforts to preserve its business organization relating to the Software Distribution Assets intact, to keep available its present employees listed in
Schedule 6.4, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

         5.3   Maintenance of Insurance.  Prior to the Closing, UDC shall
               ------------------------
maintain in effect all insurance covering the Software Distribution Assets business. If the Closing shall occur after a renewal date for any such insurance, UDC shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions. SVTG shall reimburse UDC for the pro rata share of any assumed insurance covering the Software Distribution Assets business from the Closing Date.

         5.4   Employees and Compensation. UDC shall not do, or agree to do, any
               --------------------------
of the following acts with respect to those employees listed in Schedule 6.4:
(a) grant any increase in salaries, except for any normal and customary salary increases to sales representatives pursuant to quarterly reviews conducted in April 1998 in the ordinary course of business, payable or to become payable to any employee, sales agent or representative; or

(b) except as set forth in Schedule 5.4, grant benefits to any employee, sales agent or representative listed in Schedule 6.4 under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments other than in the ordinary course of business. UDC shall provide SVTG with reasonable access to its employees listed in Schedule 6.4 during normal business hours.

         5.5   No Other Bids. Neither UDC nor any of its directors, officers or
               -------------
agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than SVTG) concerning the sale of the Software Distribution Assets. SVTG shall be promptly notified in writing by UDC of any of the events referred to in this Section 5.5 including a summary of the material terms of any other bid.


                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS
                             ---------------------

         6.1   Access to Information.  UDC shall afford to SVTG and shall cause
               ---------------------
its independent accountants to afford to SVTG, and its accountants, counsel and other representatives, reasonable access during normal business hours to UDC's properties, books, contracts, commitments and records and to the independent accountants, reasonable access to the audit work papers and other records of UDC's accountants in each case as the same may relate to the Software Distribution Assets; provided, that such access does not materially impair the ability of UDC to conduct its business in the ordinary course. During such period, UDC shall use reasonable efforts to furnish promptly to SVTG (a) a copy of each report, schedule and other document filed or received by UDC pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of UDC with respect to the Software Distribution Assets as SVTG may reasonably request. Pending the Closing (and if this Agreement is terminated, at all times after the date hereof), SVTG shall treat as confidential and will not use, submit or disclose to, or make available for inspection by any other person, or allow any other person to use or disclose, any information, materials, documents, financial statements or other data relating to UDC, its business or its owners. If this Agreement is terminated, SVTG shall promptly return to UDC any and all copies of such material, including copies prepared by SVTG.

         6.2   Legal Conditions. Each party will take all reasonable actions
               ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with this Agreement. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with this Agreement or the taking of any action contemplated hereby or thereby.

         6.3   Good Faith. Each party shall act in good faith in an attempt to
               ----------
cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement, but in no event shall any party hereto be required to spend any amounts in connection with such actions to the extent that the party reasonably determines that such amounts or expenses are unreasonable.

         6.4   Employee Retention and Motivation Program.  At or shortly after
               -----------------------------------------
the Closing Date, SVTG will establish a program to grant stock options to purchase shares of SVTG Common Stock to those employees listed on Schedule 7.2(i) who have more than one year of service with UDC.

         6.5   Employee Benefits. At or shortly after the Closing Date, the UDC
               -----------------
employees listed in Schedule 7.2(i) shall receive the standard SVTG package of employee benefits. Each UDC employee shall be credited time of service with UDC for purposes of the SVTG employee benefit programs.

         6.6   Best Efforts. SVTG shall use its best efforts to sell and shall
               ------------
properly rotate all inventory received by SVTG from UDC pursuant to this Agreement.

         6.7   Payment of Assumed Liabilities. SVTG shall promptly pay when due
               ------------------------------
all liabilities assumed pursuant to Section 2.2 hereof.

         6.8   Cooperative Marketing Programs. The parties agree that from and
               ------------------------------
after the Closing Date:

                 (a) All funds payable or credits against future purchases granted from vendors to UDC under any vendor approved marketing program for marketing campaigns commenced or completed by UDC prior to the Closing Date as set forth in Schedule 6.8 shall remain the property of UDC and shall not be transferred to SVTG hereunder.

                 (b) All funds payable or credits against future purchases granted from vendors to UDC under any vendor approved marketing program for marketing campaigns not commenced by UDC prior to the Closing Date shall be payable or credited to SVTG.

                 (c) In the event any funds or credits against purchases owing to UDC under paragraph (a) of this Section 6.8 are paid or credited to SVTG by any vendor, SVTG shall promptly reimburse UDC for the amount of such payments or credits.

                                   ARTICLE 7

                             CONDITIONS PRECEDENT
                             --------------------

         7.1   Conditions to Obligations of SVTG and UDC.  The obligations of
               -----------------------------------------
SVTG and UDC to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both SVTG and UDC:

                 (a)  Government Approvals. All authorizations, consents, orders
                      --------------------
or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement and the Collateral Agreements contemplated herein shall have been obtained.

                 (b)  Approval of Shareholders. All necessary consents of the
                      ------------------------
UDC shareholders to the consummation of the transactions contemplated by this Agreement shall have been obtained.

                 (c)  Approval of Board of Directors. The Board of Directors
                      ------------------------------
approval of both SVTG and UDC to the consummation of the transactions contemplated by this Agreement shall have been obtained.

                 (d)  Third-Party Approvals.  Except as set forth in Schedule
                      ---------------------
7.1(d), any and all consents or approvals required from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of SVTG and UDC shall have been obtained.

                 (e)  Legal Action.  No temporary restraining order, preliminary
                      ------------
injunction or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of UDC or SVTG has a reasonable probability of resulting in such order, injunction or damages.

                 (f)  Waiver.  A consummation of the Closing shall constitute a
                      ------
waiver of these conditions to Closing.

         7.2   Conditions to Obligations of SVTG. The obligations of SVTG to
               ---------------------------------
consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by SVTG:

                 (a)  Representations and Warranties. The representations and
                      ------------------------------
warranties of UDC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and SVTG shall have received a certificate or certificates signed by the chief executive officer and chief financial officer of UDC to such effect.

            (b)  Due Diligence.  SVTG shall have completed its due diligence
                 -------------
investigation of UDC to its good faith satisfaction.

            (c)  Performance of Obligations.  UDC shall have performed all
                 --------------------------
covenants, agreements, obligations required to be performed under this Agreement prior to the Closing Date, and SVTG shall have received a certificate signed by the chief executive officer and chief financial officer of UDC to such effect.

            (d)  Opinion of UDC's Counsel.  SVTG shall have received an opinion
                 ------------------------
dated as of the Closing Date of Brobeck, Phleger & Harrison LLP, outside counsel to UDC, in substantially the form attached hereto as Exhibit 7.2(d).

            (e)  Purchased Assets/Assumed Liabilities Statements.  UDC's
                 -----------------------------------------------
Purchased Assets/Assumed Liabilities Statements for each month after December 31, 1997, shall be delivered to SVTG.

            (f)  No Material Adverse Change.  Except as set forth in Schedule
                 --------------------------
7.2(f), there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of UDC which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the Software Distribution Assets or the ability of UDC to consummate the transactions contemplated hereby.

            (g)  Employment Agreements.  Each of Cruz Fermin, Blaine Welker and
                 ---------------------
Karen Stevens shall have entered into an employment agreement with SVTG, a form of which is attached hereto as Exhibit 7.2(g).

            (h)  Employment Arrangements.  Not less than fifteen (15) of the
                 -----------------------
remaining twenty (20) UDC employees designated in Schedule 7.2(h) hereto shall have signed an offer letter from SVTG, a form of which is attached hereto as
Exhibit 7.2(g).

            (i)  Non-Compete Arrangements.  UDC and Michael Silton shall have
                 ------------------------
entered into a covenant not to compete, a form of which is attached hereto as
Exhibit 7.2(i).

            (j)  Escrow Agreement.  SVTG, UDC and U.S. Bank Trust, N.A. shall
                 ----------------
have entered into the Escrow Agreement, a form of which is attached hereto as Exhibit A.

            (k)  Waiver. A consummation of the Closing shall constitute a waiver
                 ------
of these conditions to Closing.

     7.3  Conditions to Obligations of UDC. The obligations of UDC to consummate
          --------------------------------
the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by UDC:

            (a)  Representations and Warranties.  The representations and
                 ------------------------------
warranties of SVTG set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and UDC shall have received a certificate signed by the chief executive officer and the chief financial officer of SVTG to such effect.

             (b)  Performance of Obligations of SVTG. SVTG shall have performed
                  ----------------------------------
in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and UDC shall have received a certificate signed by the chief financial officer of SVTG to such effect.

             (c)  Opinion of SVTG's Counsel. UDC shall have received an opinion
                  -------------------------
dated the Closing Date of Pillsbury Madison & Sutro LLP, outside counsel to SVTG, in substantially the form attached hereto as Exhibit 7.3(c).

             (d)  No Material Adverse Change. Since December 31, 1997, there
                  --------------------------
shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of SVTG which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of SVTG.


                                   ARTICLE 8

                          INDEMNIFICATION AND ESCROW
                          --------------------------

     8.1  Indemnification by UDC.
          ----------------------

             (a) UDC, after the Closing and until the period ending one (1) year from the Closing Date, agrees to defend and indemnify SVTG and its affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "SVTG Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 8.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of UDC contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto;
(ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by UDC occurring before or after the Closing Date; or (iii) liabilities of UDC or the Software Distribution Assets arising before or after the Closing not expressly assumed by SVTG in Section 2.3 hereof. Nothing herein shall limit in any way SVTG's remedies in the event of breach by UDC of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by UDC in connection herewith or with the transactions contemplated hereby.

             (b) Without limiting the generality of the foregoing but considering the limitation on indemnification provided for in Section 8.1(a), with respect to the measurement of Indemnifiable Damages, SVTG and, after the Closing Date, SVTG and its affiliates, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of UDC been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to (a) of this Section 8.1 not occurred or been made or incurred.

             (c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than Fifteen Thousand Dollars ($15,000), at which point such indemnity shall apply to all Indemnifiable Damages.

     8.2  Escrow Fund. As security for the indemnity provided for in Section 8.1
          -----------
a total of Three Hundred Thousand Dollars ($300,000), shall be registered in the name of U.S. Bank Trust National Association (or other institution selected by SVTG with the reasonable consent of UDC) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached hereto as Exhibit A. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. SVTG shall pay all costs and fees of the Escrow Agent for establishing and administering the Escrow Fund. Upon compliance with the terms hereof, SVTG shall be entitled to obtain indemnity from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in Section 8.1 hereof.

     8.3  Escrow Period. The Escrow Fund shall remain in existence until one
          -------------
hundred twenty (120) days after the Closing Date.

     8.4  Protection of Escrow Fund. The Escrow Agent shall hold and safeguard
          -------------------------
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of SVTG, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     8.5  Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before
          -----------------------
the last day of the Escrow Period of a certificate signed by any officer of SVTG (an "Officer's Certificate") stating that SVTG has paid or properly accrued Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.6 hereof, deliver to SVTG out of the Escrow Fund, as promptly as practicable, the Funds held in the Escrow Fund to indemnify SVTG against such Indemnifiable Damages.

     8.6  Objections to Claims. Upon the time of delivery of an Officer's
          --------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to UDC and for a period of thirty (30) days after such delivery to UDC, the Escrow Agent shall make no delivery of Funds pursuant to
Section 8.5 hereof unless the Escrow Agent shall have received written authorization from the Spokesperson for UDC ("Spokesperson"), initially Michael Silton and any successor as chosen by UDC, to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Funds in the Escrow Fund in accordance with Section 8.5 hereof, provided that no such payment or delivery may be made if the Spokesperson shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     8.7  Resolution of Conflicts; Arbitration.
          ------------------------------------

             (a) If the Spokesperson shall object in writing to the indemnity of the SVTG Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Spokesperson and SVTG shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Spokesperson and SVTG should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Funds from the Escrow Fund in accordance with the terms thereof.

             (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or SVTG, either SVTG or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. SVTG and the Spokesperson shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by UDC shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

             (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum.

         8.8   Distribution upon Termination of Escrow Period. Immediately
               ----------------------------------------------
following termination of the Escrow Period, the Escrow Agent shall deliver to UDC the Funds in the Escrow Fund in excess of any amount of such Funds sufficient, in the reasonable judgment of SVTG, to satisfy any agreed upon claims specified in any Officer's Certificate theretofore properly delivered to the Escrow Agent in good faith. Any such Funds or refunds will be properly delivered to the party entitled to such receipt upon completion of the resolution process contemplated by this Article 8.

         8.9   Escrow Agent's Duties.
               ---------------------

                 (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (b) The Escrow Agent is hereby expressly authorized to disregard any and all orders by any party who is not authorized to give orders under the Escrow Agreement, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         8.10  Indemnification by SVTG.
               -----------------------

                 (a) After the Closing Date, SVTG shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by SVTG, indemnify and hold harmless UDC and its respective officers and directors (prior to the Closing) and their heirs and assigns against and in respect of (i) any damage, deficiency, losses or costs incurred by UDC resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of SVTG under this Agreement; (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by SVTG occurring before or after the Closing Date; and (iii) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to any of the foregoing; provided that the total indemnity shall not exceed the purchase price as provided in Section 2.4 hereof; except that, such limitation shall not extend to any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by SVTG occurring before or after the Closing Date unless such claim relates to this Agreement.

                 (b) SVTG shall reimburse UDC for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 8.10 relates only if a claim for indemnification is made by UDC within the period ending one (1) year after the Closing Date. Without limiting the generality of the foregoing, with respect to the measure of Indemnifiable Damages, UDC shall have the right to be put in the same financial position as it would have been in had each of the representations, warranties and covenants of SVTG been true and accurate or the same said parties had not breached any such covenants.

                 (c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than Fifteen Thousand Dollars ($15,000), at which point such indemnity shall apply to all Indemnifiable Damages.

         8.11  Indemnification Procedure. A party seeking indemnification (the
               -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim in writing to an officer of UDC. No such notice of assertion of a claim shall satisfy the requirements of this
Section 8.11 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter and shall not settle or compromise any claim without the prior written consent of Indemnitee whose consent shall not be unreasonably withheld. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.


                                   ARTICLE 9

                              PAYMENT OF EXPENSES
                              -------------------

         SVTG and UDC shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).


                                  ARTICLE 10

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

         10.1  Termination. This Agreement may be terminated at any time prior
               -----------
to the Closing Date:

                 (a)  by mutual written consent of UDC and SVTG;

                 (b) by either SVTG or UDC if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach;

                 (c) by either SVTG or UDC if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement;

                 (d) by SVTG if any condition to SVTG's obligation to consummate this Agreement has not been satisfied or waived by SVTG; and

                 (e) by UDC if any condition to UDC's obligation to consummate this Agreement has not been satisfied or waived by UDC.

         10.2  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either UDC or SVTG as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in Article 9 and the confidentiality provision of this Agreement and except to the extent that such termination results from the

(a) willful breach by a party hereto of any of its representations or warranties, or (b) a breach by a party hereto of its covenants or agreements set forth in this Agreement.

         10.3  Amendment. This Agreement may not be amended except by an
               ---------
instrument in writing signed on behalf of each of the parties hereto.

         10.4  Extension; Waiver. At any time prior to the Closing, SVTG or UDC
               -----------------
may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE 11

                                    GENERAL
                                    -------

         11.1  Notices. Any notice, request, instruction or other document to be
               -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:


         If to SVTG:          Savoir Technology Group, Inc.
                              254 East Hacienda Avenue
                              Campbell, CA 95008
                              Attention: Mr. James W. Dorst
                              Chief Financial Officer
                              Fax: (408) 341-4762

         with a copy to:      Pillsbury Madison & Sutro LLP
                              2550 Hanover Street
                              Palo Alto, CA 94304-1115
                              Attention: Katharine A. Martin
                              Fax: (650) 233-4545

         If to UDC:           UniDirect Corporation
                              1800 Green Hills Road, Suite 201
                              Scotts Valley, CA 95066
                              Attention: Michael Silton
                              Fax: (408) 430-9640
         with a copy to:      Brobeck, Phleger & Harrison LLP
                              38 Technology Drive
                              Irvine, CA 92618
                              Attention: Bruce R. Hallett
                              Fax: (949) 790-6301

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         11.2  Headings. The headings of the several sections of this Agreement
               --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         11.3  Entire Understanding. The terms set forth in this Agreement
               --------------------
including its Schedules and Exhibits are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement.

         11.4  Counterparts. This Agreement may be executed in counterparts, and
               ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         11.5  Binding Nature. This Agreement shall be binding upon and inure to
               --------------
the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

         11.6  Applicable Law. This Agreement shall be governed by and construed
               --------------
under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

         11.7  Attorneys' Fees. If any action at law or in equity is necessary
               ---------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written

                               SAVOIR TECHNOLOGY GROUP, INC.,
                               a Delaware corporation



                               By /s/ [ILLEGIBLE]^^
                                 -----------------------------------------------

                               Its  CEO
                                  ----------------------------------------------


                               UNIDIRECT CORPORATION, a California
                               corporation



                               By /s/ [ILLEGIBLE]^^
                                 -----------------------------------------------

                               Its  CEO
                                  ----------------------------------------------

                           ASSET PURCHASE AGREEMENT
                                By and Between
                         SAVOIR TECHNOLOGY GROUP, INC.
                                      and
                             UNIDIRECT CORPORATION

                                 May 15, 1998

Exhibit A      - Escrow Agreement
Exhibit B      - Disclosure Schedule
Exhibit C      - Promissory Note
Exhibit 7.2(d) - Opinion of Brobeck Phleger & Harrison LLP
Exhibit 7.2(g) - Form of Employment Agreement (Offer Letter)
Exhibit 7.2(i) - Covenant Not To Compete
Exhibit 7.3(c) - Opinion of Pillsbury Madison & Sutro LLP

Schedule 2.1(a)  Inventories
Schedule 2.1(b)  Intangibles
Schedule 2.1(c)  Books and Records
Schedule 2.1(d)  Permits
Schedule 2.1(e)  Programs
Schedule 2.2(a)  Accounts Payable
Schedule 2.2(b)  Contractual Liabilities
Schedule 2.7     Tax Treatment
Schedule 3.2     Authority
Schedule 3.4     Business Changes
Schedule 3.8     Contracts
Schedule 3.10    Customers
Schedule 3.11    Inventory on Hand
Schedule 3.12    Proprietary Rights
Schedule 3.13    Insurance
Schedule 3.15    Benefit Plans
Schedule 3.19    Liabilities
Schedule 5.1     Conduct of Business
Schedule 5.4     Compensation
Schedule 6.4     Employee Retention and Motivation Participants
Schedule 6.8     Cooperative Marketing Programs
Schedule 7.1(d)  Third Party Approvals
Schedule 7.2(f)  Material Adverse Change
Schedule 7.2(h)  Designated Employees


Rainmaker Systems, Inc. agrees to furnish Suppementally a copy of any of the foregoing exhibits to the SEC upon request.